SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
PHARMOS CORPORATION

(Name of Registrant as Specified In Its Charter)
LLOYD I. MILLER, III

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

 i

ANNUAL MEETING OF STOCKHOLDERS OF
PHARMOS CORPORATION

PROXY STATEMENT OF
THE COMMITTEE FOR NEW LEADERSHIP

          This proxy statement and the enclosed GOLD proxy card are being furnished to you, the stockholders of Pharmos Corporation (“Pharmos” or the “Company”), by the Committee for New Leadership (the “Committee”), an independent committee, comprised of three Pharmos shareholders, Mr. Lloyd I. Miller, III, Dr. Raymond E. McKee and Dr. Gerard Soula. The members of the Committee beneficially own an aggregate of 1,739,708 shares of common stock in Pharmos, representing approximately 9.1% of the 19,065,783 shares outstanding.
          The Committee is soliciting proxies to be used at the 2006 Annual Meeting of Shareholders of Pharmos, and any adjournments or postponements thereof (the “Annual Meeting”). Pursuant to this proxy statement, the Committee is soliciting proxies from holders of shares of Pharmos common stock to vote:
▪	AGAINST the issuance of stock in the proposed merger: To BLOCK THIS MERGER, Pharmos shareholders should vote AGAINST the issuance of up to 19,500,000 shares of the Company’s common stock in connection with the proposed acquisition by the Company of Vela Pharmaceuticals, Inc. (the “Merger”), and

▪	FOR the Committee’s nominees for director: To vote FOR LEADERSHIP CHANGE, shareholders should vote FOR the election of Mr. Lloyd I. Miller, III, Dr. Raymond E. McKee and Dr. Gerard Soula (the “Committee’s Nominees”) to the Company’s Board of Directors, in place of management’s nominees, whose current service on the Board has been marked by cash burn and a dramatic fall in Pharmos stock price.
* * * * * * *
          This proxy statement and the accompanying GOLD proxy card are first being mailed to shareholders on or about [    ], 2006. According to the Company’s definitive proxy statement, the Company has set [    ], 2006 as the date for Annual Meeting and [    ], 2006 (the “Record Date”) as the date for determining which shareholders will be entitled to vote at the Annual Meeting.
* * * * * * *
THE ONLY WAY TO BLOCK THE MERGER IS TO VOTE AGAINST THE ISSUANCE OF ADDITIONAL STOCK AND FOR NEW LEADERSHIP ON THE BOARD.
Thus, no matter how many or how few shares you own, it is imperative that you sign, date and return the enclosed GOLD proxy, voting AGAINST the issuance of additional shares and FOR the election of the Committee’s Nominees for director.
          Even if you have already returned a white proxy card sent to you by the Company, please also return the enclosed GOLD proxy card. By completing and returning the GOLD proxy card, the Company’s proxy card will be automatically revoked. It is very important that you DATE YOUR GOLD PROXY, because your latest-dated proxy is the only one that counts.
▪	All valid proxies received before the Annual Meeting will be voted, and shareholders have the power to revoke their proxies at any time before they are exercised.

▪	Please do not return any proxy sent to you by the Company.

REASONS TO VOTE AGAINST THE PROPOSED MERGER
          THE MERGER CAN ONLY BE BLOCKED IF YOU VOTE AGAINST THE ISSUANCE OF PHARMOS STOCK. The following is a summary of what the Committee believes to be the consequences of the proposed merger. These are the primary reasons the Committee believes stockholders should vote AGAINST the issuance of shares of Pharmos common stock in connection with the proposed Merger. If the Merger is consummated, the stockholders of Vela Pharmaceuticals will benefit at the expense of Pharmos stockholders. Any possible benefit to Pharmos does not justify taking the unnecessary risks associated with the Merger.
          The Committee for New Leadership urges that our fellow Pharmos shareholders vote AGAINST the issuance of up to 19,500,000 shares of Pharmos Common Stock in the Merger and send a message to the Pharmos board by signing, dating and returning the enclosed GOLD proxy card as soon as possible.

DILUTION TO CURRENT PHARMOS SHAREHOLDERS. The initial and ongoing contingent issuances of Common Stock, along with the payment of $5,000,000 in cash in connection with the Merger, will be unduly dilutive to all existing Pharmos shareholders.
CONCERNS ABOUT VELA’S VALUE AS A GOING CONCERN AND WEAK BALANCE SHEET. According to the financial statements of Vela, included in the Company’s proxy statement, Vela may be forced to shut down unless it effectuates a merger or sale of its assets. Furthermore, Vela suffered a failed clinical trial in August 2005 and has since been unable to raise additional funds for trials and development of its products.
INCREASED DEMANDS FOR CASH IF THE MERGER IS APPROVED. Because of Vela’s weak balance sheet, the combined company would face increased demands for cash, faster cash burn and diversion of funding from Pharmos products to Vela products. Faster cash burn does not benefit Pharmos shareholders.
POTENTIAL CHANGE OF CONTROL OF PHARMOS. After the initial issuance of 11,500,000 shares of Pharmos Common Stock, the Vela owners will own approximately 37% of Pharmos. The later contingent issuances of shares by Pharmos under the Merger Agreement will result in more than 50% of the outstanding shares of Pharmos Common Stock being held by the existing Vela owners. If all shares are issued under the Merger Agreement, present Vela owners will have gained control of Pharmos.
THE COMMITTEE BELIEVES THAT THE MERGER WILL HAVE A DEVASTATING
IMPACT ON CURRENT PHARMOS SHAREHOLDERS
          Not only is the Pharmos Board stepping in to bail out Vela Pharmaceuticals from what appears to be severe financial distress, but in so doing, the Board is further jeopardizing your investment in this Company. The Committee strongly believes that the Merger will have a devastating impact on the investment of current Pharmos shareholders. The Committee is tired of standing by and watching the price of our stock fall under the current Board’s leadership. IT IS TIME FOR A CHANGE. JUST LOOK...

Look at the performance of your stock under the current Pharmos management team...
It is time for a change.

QUESTIONS & ANSWERS ABOUT THE PROPOSED MERGER
What are shareholders being asked to approve in connection with the Merger?
          The issuance of up to 19,500,000 Shares of Pharmos Common Stock. At the Annual Meeting, the Company’s shareholders will be asked to consider and vote on the issuance of up to 19,500,000 shares of the Company’s common stock in connection with the Company’s proposed acquisition of Vela Pharmaceuticals, Inc., a privately-held Delaware corporation, through the merger of Vela into Vela Acquisition Corporation, a wholly-owned subsidiary of Pharmos.
What is the Committee in Opposition to the Merger?
          We are Pharmos shareholders, just like you. The Committee beneficially owns an aggregate of 1,735,212 shares of Pharmos common stock, representing approximately 9.1% of the 19,065,783 outstanding shares. We believe that this solicitation by the Committee is necessary to protect and increase the value of all of our investments in the Company. We believe that the initial and later contingent issuances of Pharmos common stock and payment of cash consideration in connection with the Merger would be unduly dilutive to existing Pharmos shareholders.
How can we, as Pharmos shareholders, block this Merger?
          By voting your GOLD proxy card. TOGETHER, WE CAN BLOCK THIS MERGER, if you join us by voting AGAINST the issuance of up to 19,500,000 shares of the Company’s common stock and the payment of $5,000,000 in cash to the owners of Vela, in connection with the Merger.

How much is Pharmos giving up to Vela owners in the Merger?
          Issuance of up to 19,500,000 shares of common stock and payment of $5,000,000. As you may know, on March 15, 2006, the Company announced its intention to acquire Vela through the Merger. In the Merger, Pharmos will be obligated to issue common stock and pay cash, as follows:
▪	Issuance of stock at closing. Vela shareholders will receive 11,500,000 million shares of Pharmos common stock immediately upon the closing of the Merger in exchange for all outstanding Vela securities, after conversion of any outstanding Vela bridge notes.

▪	Payment of $5,000,000 in cash. In addition, at the closing, the Company will pay $5,000,000 in cash to or on behalf of Vela to repay all accrued interest and a portion of the principal amount of Vela’s outstanding bridge note indebtedness and to satisfy some of Vela’s liabilities.

▪	Potential issuance of additional stock. Vela’s shareholders will also receive up to an additional 8,000,000 Pharmos shares upon the achievement of milestones related to Vela’s Phase II product candidate, dextofisopam. The number of shares to be issued in connection with the Merger and achievement of the milestones may also be adjusted in the future to account for any stock splits, stock dividends or other similar recapitalizations.
What will happen to my voting strength as a Pharmos shareholder if the Merger is approved?
          The issuance of blocks of stock to Vela owners and potential change of control of Pharmos will diminish the strength of your vote. If the Merger is completed, three large owners of Vela will become the three largest shareholders of Pharmos. Later, if contingent issuances of common stock are made to these owners, more than 50% of the outstanding shares of Pharmos common stock will be held by the Vela owners. Because Vela owners will control blocks of Pharmos stock, your voting strength and influence will be reduced.
What approval is required for Pharmos to complete this Merger?
          The vote of holders of a majority of the shares of Common Stock of Pharmos present in person or by proxy at the Annual Meeting and entitled to vote. To complete the Merger, Pharmos must secure the approval of its shareholders to issue shares of common stock in connection with the Merger. Because of the large number of shares proposed to be issued to the Vela owners, shareholder approval is required under applicable rules of Nasdaq. However, no further approval is required from any regulatory body. The Committee believes it is urgent for shareholders to vote AGAINST the issuance of shares in the Merger.
If I vote the GOLD proxy card, how will my shares be voted?
          AGAINST the issuance of shares by Pharmos in the Merger and FOR the Committee’s Nominees. If you wish to vote AGAINST the issuance of up to 19,500,000 shares of the Company’s common stock in connection with the Merger and FOR the Committee’s Nominees for director, you may do so by completing and returning the GOLD proxy card. The Committee’s proxies will also vote AGAINST any proposal by the Company to adjourn the meeting, if no contrary instruction is made on the GOLD proxy.
* * * * * * *
CONCLUSION: The Committee SEEKS TO BLOCK THE MERGER. We strongly believe that the proposed Merger is unduly dilutive to existing Pharmos shareholders and will effectively turn over control of the Company to the owners of Vela. Therefore, the Committee seeks your support in voting AGAINST the issuance of up to 19,500,000 shares of the Company’s common stock in connection with the Merger. Remember, the ONLY WAY to block the Merger is to vote AGAINST the issuance of additional shares.

REASONS TO VOTE FOR THE COMMITTEE’S NOMINEES TO THE PHARMOS BOARD
     THE COMMITTEE SEEKS A CHANGE OF LEADERSHIP ON THE BOARD. The following is a summary of what the Committee believes to be key reasons for electing new, independent directors to the Pharmos Board. The Committee recommends a vote FOR the election of the Committee’s Nominees, Mr. Lloyd I. Miller, Dr. Raymond E. McKee and Dr. Gerard Soula, to the Company’s Board of Directors. The Company has stated that its nominees voted in favor of the proposed Merger, which is unduly dilutive to current Pharmos shareholders. If independent voices are not added in 2006 to the Pharmos Board, the Board will continue to have free reign to approve other dilutive transactions in the future.
     The Committee for New Leadership urges that our fellow Pharmos shareholders vote FOR the Committee’s Nominees to the Pharmos Board of Directors and send a message to the current Pharmos board by signing, dating and returning the enclosed GOLD proxy card as soon as possible.

ELECTING NEW MEMBERS TO THE BOARD IS URGENT. To ensure the continued success of this Company, it is imperative that management’s proposed nominees, Haim Aviv, Mony Ben Dor and Abraham Sartani, not be re-elected to another term on the Pharmos Board. During these nominees’ current term as directors, the actions taken by the Board have resulted in a dramatic fall in the Company’s stock price, as illustrated in the graph on page 3.
THE COMMITTEE’S NOMINEES WILL FOCUS ON MAXIMIZING SHAREHOLDER VALUE. Pharmos must move in a new, more profitable direction to turn around falling stock prices and block the impending Merger. Change requires us, as shareholders, to replace management’s nominees with new, independent Board members. If elected, the Committee’s Nominees are committed to developing existing products, reducing cash burn, and partnering with other companies through agreements that will increase, not dilute, shareholder value.
INCREASED PRESSURE ON REMAINING BOARD MEMBERS. The Committee for New Leadership has initiated this proxy contest to increase pressure on the Pharmos Board of Directors. Because the Committee is opposed to the Merger, we seek to elect directors who are similarly opposed to the Merger and who will support other business strategies to reduce cash burn.
STRENGTHENING BOARD EFFECTIVENESS. Election of the Committee’s Nominees will help to strengthen the Board’s oversight, governance, independence and industry expertise. The addition of independent voices will pressure the remaining Board to consider previously unexplored alternatives for increasing value for all Pharmos shareholders.
EXPERIENCE AND EXPERTISE OF THE COMMITTEE’S NOMINEES. Not only are the Committee’s nominees to the Pharmos Board of Directors independent and experienced, but like you, they are Pharmos shareholders, and as such, they are committed to your shared goal of maximizing shareholder value.
LLOYD I. MILLER, III (age 52) is a registered investment advisor and has been a member of the Chicago Board of Trade since 1978 and a member of the Chicago Stock Exchange since 1996. Mr. Miller graduated from Brown University in 1977 with a Bachelor’s Degree. Mr. Miller is currently a director of Stamps.com, American BankNote Corporation and Aldila, Inc. Mr. Miller previously served on the board of directors of several other companies, including Anacomp, Denny’s Corporation, Vulcan International, Celeritek, Inc., Dynabazaar, Inc. (formerly FairMarket, Inc.) and American Controlled Industries. Mr. Miller’s principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family.

RAYMOND E. McKEE, PH.D. (age 59) served as Vice President, Investor Relations and Corporate Development at Pharmos from 2004 to March 2006 and as Vice President, Business Development from 2000-2002. He also served as Vice President, Business Development at Collgard Biopharmaceuticals from 2002-2004. Previously, Dr. McKee was a Senior Consultant at ISO Health Care from 2000-2004, Vice President at Innovir Labratories, Inc. from 1998-1999, Biotechnology Editor/Senior Analyst at the Genesis Group from 1994-1998, a partner in Technology Partners from 1990-1994, Director of Technology Transfer and Development at Lifecodes Corporation from 1987-1990, Director of Life Sciences at Allied Instrumentation Laboratories from 1984-1986, Director of Research and Development at Ventrex Laboratories from 1981-1984 and Project Manager at Abbott Laboratories from 1977-1981. Dr. McKee completed his Post Doctoral Research in Bioanalytical Chemistry at University of Texas Medical School in 1977, received his Ph.D. in Biochemistry from Purdue University in 1975 and received his Bachelors Degree from Susquehanna University in 1969.
GERARD SOULA (age 61) is the founder of Flamel Technologies SA and since 1990 has served as President-Directeur General (Chairman of the Board of Directors, President and Chief Executive Officer), Director of Research and Development and as a member of Flamel’s Board of Directors. Dr. Soula earned a degree from the Institut d’Administration des Entreprises in 1971. After receiving his Doctorat-es Sciences in organic chemistry from Marseille University in 1973, he joined Rhone-Poulenc’s Research Center in Lyon, France. In 1984, he received the Rhone-Poulenc Innovation Award for his discovery of TDA, a phase transfer catalyst. From 1981 to 1990, he served as both the Head of Research of the Silicon Group and the Director of Research of the Polymer Materials Department of Rhone-Poulenc.
For additional information regarding the Committee’s Nominees, please see Annexes A and B.
For information regarding the Company’s nominees for election as directors, please refer to the Company’s definitive proxy statement.

QUESTIONS & ANSWERS ABOUT THE COMMITTEE’S NOMINEES
What is the value of independent directors nominated by shareholders such as the Committee?
          Independence and improved oversight. The Committee believes that public companies benefit when independent individuals nominated by shareholders serve on their boards. We believe that the current Pharmos Board, which consists solely of members nominated by the Company’s existing directors, increases the likelihood that the Board will simply serve to “rubber stamp” decisions, such as the decision to enter into the Merger with Vela.
What is the experience of the Committee’s Nominees that will increase shareholder value of Pharmos?
          Public company governance and pharmaceutical industry experience. Mr. Miller has extensive experience serving on the Board of Directors of public companies, as is more fully described in the biographical information above. Dr. McKee and Dr. Soula also have broad experience in policy-making positions in public companies in the pharmaceutical industry. In addition, Dr. McKee has the unique experience of serving as a former officer of Pharmos, which will give him special insight to provide effective oversight of management and the Company’s strategy.
How will the Committee’s Nominees work to change the Board of Directors of Pharmos?
          Increased focus on the existing products of Pharmos and reducing cash burn. The Committee Nominees intend to focus their attention on overseeing the existing business of Pharmos, the development of existing Pharmos products, and reducing cash burn, through partnering with other companies in the pharmaceutical industry. The Committee’s Nominees do not support dilutive acquisitions, such as the Merger, which will only serve to weaken the Pharmos balance sheet and future prospects.
Why does the Committee oppose the re-election of management’s nominees?
          The Committee believes that the past actions and practices of the Board, including approving the Merger, have adversely affected the Company. The Committee believes that the shareholders should not re-elect the current directors nominated by the Company, because not only did these directors approve the Merger but they have also failed to effectively focus management’s attention. Specifically, the Committee opposes the re-election of management’s nominees for the following reasons:
▪	Diversion of management’s attention. The current directors on the Pharmos Board, especially the CEO, who is up for re-election in 2006, have diverted management’s attention with the proposed acquisition of Vela, which the Committee believes to be unduly dilutive to Pharmos shareholders.

▪	Revolving door for Pharmos management. Pharmos has announced the departure, or pending departure, of both its COO and CFO within the last 12 months. With this unique opportunity to effectuate a change of leadership, the Committee’s Nominees are committed to building an effective management team that will work toward improving Company performance and enhancing shareholder value.
Will the Committee’s Nominees serve, if elected to the Pharmos Board of Directors?
          Yes, the nominees have agreed to serve, if elected, to the Pharmos Board. As a precondition to including their names in this proxy statement and the accompanying GOLD proxy card, the Committee’s Nominees stated that they knew of no reason why they would be unable or unwilling to stand for election or serve as directors. In the unlikely event that one or more nominee’s is unable or unwilling to serve or stand for election, proxies submitted in favor of any such nominee may be voted for a substitute nominee designated by the Committee. It must also be noted that there can be no assurance that the Company’s nominees will serve if elected with any or all of the Committee’s Nominees.
If elected, for what term will the Committee’s nominees serve?
          For a three-year term. If elected, the Committee’s Nominees will serve for a three-year term, which will expire on the date of the 2009 Annual Meeting of Pharmos Shareholders, or until their respective successors are elected and qualified.
* * * * * * *
CONCLUSION: The Committee seeks a CHANGE IN LEADERSHIP OF THE BOARD. It is time for Pharmos to move in a new, more profitable direction. It is time for increased focus on shareholder value. If elected, the Committee’s Nominees are committed to focusing on developing existing products, reducing cash burn, and partnering with other pharmaceutical companies through agreements that will increase, not dilute, shareholder value. NOW IS THE TIME FOR CHANGE.

GENERAL VOTING PROCEDURES
     To vote AGAINST the issuance of shares in the proposed merger and FOR the election of Mr. Miller, Dr. McKee and Dr. Soula as directors at the Annual Meeting, please sign and date the enclosed GOLD proxy card and return it to the Committee’s proxy solicitor, The Altman Group, Inc. (“The Altman Group”), in the enclosed postage-prepaid envelope. Submitting the proxy will not affect your right to attend the Annual Meeting and vote in person.

QUESTIONS & ANSWERS ABOUT VOTING PROCEDURES
How do I vote in person if I am a record holder?
          If you held shares of Pharmos common stock on the Record Date you may attend the Annual Meeting and vote in person.
How do I vote by proxy if I am a record holder?
          To vote by proxy, you should complete, sign and date the enclosed GOLD proxy card and return it promptly in the enclosed postage-prepaid envelope. To be able to vote your shares in accordance with your instructions at the Annual Meeting, the Committee’s solicitor must receive your proxy as soon as possible but, in any event, prior to the meeting. You may vote your shares without submitting a proxy, if you vote in person.
What if I am not the record holder of my shares?
          If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can give a proxy with respect to your shares. You may have received either a GOLD proxy card from the record holder (which you can complete and send directly to The Altman Group) or an instruction card (which you can complete and return to the record holder to direct its voting of your shares). If the record holder has not sent you either a GOLD proxy card or an instruction card, you may contact the record holder directly to provide it with instructions.
          You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple GOLD proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which your shares are held. You should complete, sign and date and return each GOLD proxy card and voting instruction card you receive.
          You may also receive a white proxy or voting instruction card that is being solicited by the Company’s board of directors. The Committee urges you to discard any white proxy card or voting instruction card sent to you by the Company. If you have previously signed a white proxy card or voting instruction card sent by the Company, we urge you to sign, date and promptly mail the enclosed GOLD proxy card or voting instruction card before the Annual Meeting. By doing so, you will revoke any earlier dated proxy card or voting instruction card solicited by the Company’s board of directors. It is very important that you date your proxy. It is not necessary to contact the Company for your revocation to be effective.
          If you have questions or need assistance, please contact The Altman Group at (800) 581-4729.
What is a “legal proxy,” and when would I need one?
          If you do not have record ownership of your shares and want to vote in person at the Annual Meeting or if you are voting for someone else at the Annual Meeting, you may obtain a document called a

“legal proxy” from the record holder of the shares or such other person and bring it to the Annual Meeting. If you need assistance, please contact The Altman Group at (800) 581-4729.
What should I do if I receive a white proxy card from Pharmos’ management?
          Proxies on the white proxy card are being solicited by the Company’s management. If you submit a proxy to us by signing and returning the enclosed GOLD proxy card, do not subsequently sign or return the white proxy card or follow any voting instructions provided by the Company, unless you intend to change your vote, because only your latest dated proxy will be counted.
          If you have already sent a white proxy card to the Company, you may revoke it and vote with the Committee by signing, dating and returning the enclosed GOLD proxy card.
What if I want to revoke my proxy or change my voting instructions?
          If you give a proxy, you may revoke it at any time before it is voted on your behalf. If you hold shares in your own name (i.e., not through a bank or brokerage firm), you may revoke the prior proxy by:
▪	delivering a later dated proxy to the Committee’s proxy solicitor, using the enclosed postage paid envelope; or

▪	delivering a later dated proxy to the secretary of Pharmos; or

▪	delivering a written revocation to either the Committee’s proxy solicitor or the Secretary of Pharmos; or

▪	voting in person at the Annual Meeting.
If you hold your shares in street name, you may change your vote by:
▪	submitting a new proxy card or voting instruction form to your broker or nominee; or

▪	attending the Annual Meeting and voting in person, provided you have obtained a signed legal proxy from the record holder giving you the right to vote your shares.
          If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Secretary of Pharmos or by submitting new voting instructions to your broker or nominee, the Committee would appreciate if you would assist us in representing the interests of stockholders on an informed basis by either sending The Altman Group a copy of your revocation, proxy or new voting instructions or by calling them at (800) 581-4729. Remember, your latest-dated proxy is the only one that counts.
If I plan to attend the Annual Meeting, should I still submit a proxy?
          Whether you plan to attend the Annual Meeting or not, we urge you to submit a GOLD proxy. Returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote.
Who can vote?
          You are eligible to vote or to execute a proxy only if you owned shares of common stock of the Company on the Record Date. Even if you sell your shares after the Record Date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the Record Date, or vote those shares in person, even if you no longer own those shares. According to the Company’s Form 10-Q for the quarter ended March 31, 2006, filed on May 12, 2006, approximately 19,065,783 shares of the Company’s common stock were issued and outstanding as of May 12, 2006.

How many votes do I have?
          With respect to each matter to be considered at the Annual Meeting, you are entitled to one vote for each share of common stock owned on the Record Date. Based on documents publicly filed by the Company, the Company has no outstanding voting securities other than its common stock.
How will my shares be voted?
          If you give a proxy on the accompanying GOLD proxy card, your shares will be voted as you direct. If you submit a signed GOLD proxy card to the Committee’s proxy solicitor without instructions, your shares will be voted AGAINST the issuance of shares in connection with the merger and FOR the election of Mr. Miller, Dr. McKee and Dr. Soula as directors. Submitting a signed GOLD proxy card without instructions will entitle the Committee to vote your shares in its discretion on matters not described in this proxy statement that the Committee does not know, a reasonable time before this solicitation, are to be presented to the Annual Meeting and that properly come before the Annual Meeting, or any adjournment or postponement thereof.
          If Pharmos stockholders holding shares of Pharmos stock in street name do not provide voting instructions, their shares will not be voted and will therefore be considered broker “non-votes.”
          Unless a signed proxy specifies otherwise, it is presumed to relate to all shares held of record on the Record Date by the person who submitted it.
          If you give a proxy on the accompanying GOLD proxy card, your shares will be voted AGAINST any proposal to postpone or adjourn the Annual Meeting, if such proposal is made to facilitate the approval of the issuance of additional shares of common stock in connection with the proposed merger.
How will my shares be voted if a Committee Nominee for director becomes unable or unwilling to serve?
          Should any of the Committee’s Nominees decline or prove unable to serve as directors at the time of the Annual Meeting, proxies voted FOR such Nominees that are not revoked will be voted FOR nominees designated by the Committee to fill any vacancies by written notice to the Secretary of Pharmos at least five days prior to the Annual Meeting. If you vote on the GOLD proxy card, you have the ability to withhold authority to vote your shares for up to two of the Committee’s Nominees by writing their names on the line provided beneath the words “FOR, EXCEPT.”
What is a quorum and why is it necessary?
          A quorum of shareholders is necessary to have a valid shareholders’ meeting. The presence, in person or by proxy, of the holders of one-third of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Votes withheld from any nominee for election as a director, abstentions and broker “non-votes” are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with regard to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Shares held by the Company in its treasury do not count toward the quorum.
What vote is required to approve each proposal and how will votes be counted?
     The Company’s Amended and Restated Bylaws provide that the election of directors by the shareholders shall be determined by a plurality of the votes cast by shareholders present in person or represented by proxy and entitled to vote at the Annual Meeting. On all other matters being submitted to the shareholders, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required for approval.
          The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present and voting on each matter. Votes withheld will not be counted toward the achievement of a plurality. Broker non-votes are not considered for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which the majority is calculated.
Can the meeting be adjourned or postponed?
          The Company’s Amended and Restated Bylaws provide that a shareholders’ meeting may be adjourned by those stockholders present in person or by proxy, even if a quorum is no longer present.
How can I receive more information?
          If you require assistance or have questions about giving your proxy or about this proxy solicitation by the Committee, please call The Altman Group at (800) 581-4729.

NO APPRAISAL RIGHTS
          Under applicable Nevada law, as disclosed in the Company’s proxy, Pharmos shareholders do not have the right to dissent from the issuance of shares in connection with the Merger or any right to obtain payment for the appraised value of their shares.

PROXY REVOCATION RIGHTS
          Any shareholder who has executed and returned a proxy, whether solicited by the Company or by the Committee, may revoke it at any time before the proxy is voted. A proxy may be revoked by sending a written revocation of such proxy to the Committee or to the Secretary of the Company, by submitting another proxy with a later date marked on it, or by appearing in person at the Annual Meeting and voting. If, however, you hold your Shares through a bank or broker and wish to vote at the Meeting, you will need to obtain a legal proxy from that firm in order to be able to vote in person. Attendance at the meeting will not, by itself, revoke a proxy unless you actually vote at the meeting.
          Remember, only the latest dated proxy card will be counted. Therefore, the Committee urges you to sign and return the GOLD proxy card accompanying this proxy statement.
          There is no limit on the number of times that a shareholder may revoke a proxy prior to the Annual Meeting. If you send written revocation of your proxy to the Secretary of the Company, the Committee requests that you send either the original or a copy of that revocation to The Altman Group at the address on the last page of this proxy statement. This will allow the Committee to more accurately determine if and when the requisite number of proxies have been received.
          PLEASE NOTE, that in order to vote AGAINST the issuance of 19,500,000 shares in connection with the Merger and FOR the Committee’s nominees to the Board of Directors, you will need to complete and return the GOLD proxy card, regardless of whether or not you send a revocation.

PROXY SOLICITATION AND EXPENSES
          Proxies may be solicited by mail, telephone, telefax, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person. In connection with this solicitation of proxies, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries will be asked to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. The Committee will reimburse those institutions for reasonable expenses that they incur in connection with forwarding these materials.
          The Committee has retained The Altman Group, Inc. to solicit proxies in connection with the Annual Meeting. The Altman Group, Inc. may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries and will employ approximately 15 people in its efforts. The Committee has agreed to reimburse The Altman Group, Inc. for its reasonable expenses and to pay it fees in connection with the proxy solicitation. It is currently expected that the fees payable to The Altman Group, Inc. in connection with this proxy solicitation will not exceed $50,000. To date, The Altman Group has received $20,000 for its services.
          In addition to the costs related to the engagement of The Altman Group, Inc., costs related to this solicitation of proxies include expenditures for printing, postage, legal services and other related items. The Committee is bearing the entire expense of this proxy solicitation. Total expenditures are expected to be approximately $320,000. Total payments of costs to date are approximately $155,000. The Committee will request reimbursement of all solicitation expenses from the Company.

INFORMATION ABOUT THE PARTICIPANTS IN THIS SOLICITATION OF PROXIES
          Mr. Miller, Dr. McKee and Dr. Soula are each participants in the solicitation of proxies for the Annual Meeting within the meaning of the federal securities laws. Additional information concerning Mr. Miller, Dr. McKee and Dr. Soula is set forth in Annex A to this proxy statement. Information concerning the participants’ beneficial ownership of Pharmos common stock is set forth in Annex B to this proxy statement. All information contained in Annexes A and B is incorporated into this proxy statement by reference. Information in this proxy statement about each person who is or may be deemed a participant was provided by that person.

INFORMATION ABOUT PHARMOS
          Based upon information provided in Pharmos Corporation’s Form 10-K for the fiscal year ended December 31, 2005, filed on March 21, 2006, the mailing address of Pharmos’ principal executive office is 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, telephone (732) 452-9556.
          Annex C to this proxy statement sets forth information obtained from Pharmos’ public filings related to the beneficial ownership of Pharmos common stock and is incorporated in this proxy statement by reference.
          Except as otherwise noted herein, the information in this proxy statement concerning Pharmos has been taken from or is based upon documents and records on file with the Securities and Exchange Commission and other publicly available information. Although we do not have any knowledge indicating that any statement contained herein is untrue, we do not take any responsibility for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on our behalf, or for any failure by Pharmos to disclose events that may affect the significance or accuracy of such information.

OTHER MATTERS TO BE VOTED UPON
          The GOLD proxy card provides you the opportunity to vote on the Company’s proposals, other than the issuance of up to 19,500,000 shares of the Company’s common stock in connection with the Merger and the election of directors. For more information about these proposals, please refer to the proxy statement and form of proxy distributed by the Company.
          With respect to such additional proposals, if no direction is given, proxies held by the Committee will vote FOR each such proposal, EXCEPT that proxies held by the Committee will vote AGAINST any proposal by the Company to adjourn the meeting, unless the signed GOLD proxy contains instructions to the contrary.

YOUR VOTE IS IMPORTANT.
Your vote could determine if the shareholders have an adequate voice in the affairs of this Company. Let your voice be heard.
Please mark, sign and date the enclosed GOLD proxy card and return it promptly in the enclosed postage-prepaid envelope.
* * * * * * *
Questions or requests for additional copies of this proxy statement should be directed to:
THE ALTMAN GROUP, INC.
1200 Wall Street West, 3rd Floor
Lyndhurst, New Jersey 07071
(800) 581-4729

JUDGMENTS, ESTIMATES AND FORWARD-LOOKING STATEMENTS
          The views expressed in this proxy statement are judgments, which are subjective in nature and, in certain cases, forward-looking in nature. This proxy statement may also contain estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The Committee does not assume any obligation and does not intend to update these forward-looking statements. The information contained in this proxy statement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. In addition, where quotations have been used, permission to use such quotations was neither sought nor obtained.
          The views expressed in this proxy statement are those of the Committee for New Leadership. These views are premised on not only the Committee members’ individual business and financial experience but more importantly, on their expectations for future Company performance. However, your personal expectations for the Company could differ from those of the Committee. Thus, the views expressed in this proxy statement do not constitute a recommendation by the Committee to any holder of shares of Pharmos common stock with respect to how such stockholder should vote his or her shares. Instead, the Committee recommends that, prior to voting by proxy or in person at the Annual Meeting, each shareholder analyze the views expressed herein in conjunction with their own expectations for the Company’s future performance and profitability.

ANNEX A
RELATIONSHIP BETWEEN THE COMPANY AND
THE COMMITTEE’S NOMINEES AND THE COMPANY
          Mr. Lloyd I. Miller, III, Dr. Raymond E. McKee and Dr. Gerard Soula, as members of the Committee for New Leadership, are each participants in the solicitation of proxies for the Annual Meeting, as that term is defined under federal securities laws. Mr. Miller, Dr. McKee and Dr. Soula are also the Committee’s Nominees (the “Nominees”) to the Company’s Board of Directors.
          Except as described in the following paragraphs, none of the Nominees currently holds any position or office with the Company. Furthermore, no arrangements or understandings exist between any of the Nominees and any other person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or its affiliates will or may be a party. No arrangements or understandings exist pursuant to which any of the Nominees is to be elected as a director. None of the Nominees has any family relationship with any director or executive officer of the Company. None of the Nominees is or has been engaged in any legal proceedings in the past ten years relating to bankruptcy, criminal proceedings, violations of the securities laws, violations of the Federal commodities laws, or injunctions from engaging in certain business activities. None of the Nominees has been convicted in a criminal proceeding during the past ten years. Additionally, none of the Nominees, nor any associate of a Nominee, is a party adverse to the Company in a material proceeding or otherwise has a material interest adverse to the Company.
          Except as described in the paragraphs that follow, none of the Nominees nor any company with which any of the Nominees is associated has any business relationship with the Company. None of the Nominees nor any family member of a Nominee is or has in the last year been indebted to the Company for an amount exceeding $60,000 or have any interest in any transactions, involving an amount exceeding $60,000, to which the Company is a party.
          Mr. Lloyd I. Miller, III. Mr. Miller is the record holder of 1,506 shares and may be deemed to beneficially own 1,687,408 shares of common stock of the Company. Additional information regarding Mr. Miller has been publicly disclosed in the Company’s proxy statements and Mr. Miller’s filings under the Securities Exchange Act of 1934, as amended. Mr. Miller’s address is: Lloyd I. Miller, 4550 Gordon Drive, Naples, Florida 34102.
          Dr. Raymond E. McKee. Dr. McKee has unique insight into the decisions currently before the Pharmos Board, as he has served the Company not only as the Vice President, Investor Relations and Corporate Development (2004 — March 2006), but also as the Vice President, Business Development (2000-2002). Dr. McKee may be deemed to beneficially own 2,300 shares of common stock of the Company. Dr. McKee’s address is        .
          Dr. Gerard Soula. Dr. Soula may be deemed to beneficially own 50,000 shares of common stock of the Company. Dr. Soula’s address is        .

A-1

ANNEX B
PURCHASE AND SALE OF SECURITIES BY
MR. MILLER, DR. McKEE, DR. SOULA AND THEIR ASSOCIATES
     The following table sets forth information with respect to all purchases and sales by the participants in this solicitation and their associates during the past two years. Except as set forth below, the participants and their associates have not purchased or sold securities of the Company within the past two years. The transactions listed below were made on the open market at market prices.
PHARMOS, INC.
SEE LEGEND BELOW FOR EXPLANATION OF ENTITIES

ENTITY	DATE	BUY/SELL
A-4	6/14/2005	977
A-4	6/15/2005	3,618
A-4	6/16/2005	3,996
A-4	6/21/2005	3,467
A-4	6/27/2005	20,000
A-4	6/28/2005	18,000
A-4	6/29/2005	2,078
A-4	7/5/2005	45,952
A-4	7/6/2005	11,600
A-4	7/7/2005	105,190
A-4	7/8/2005	15,200
A-4	7/11/2005	12,460
A-4	7/12/2005	17,640
A-4	7/13/2005	14,733
A-4	7/14/2005	24,024
A-4	7/18/2005	8,317
A-4	7/19/2005	44,926
M-2	8/5/2005	5,000
M-2	8/8/2005	46,587
M-2	8/9/2005	30,680
M-2	8/11/2005	45,702
M-2	8/12/2005	4,310
M-2	8/15/2005	8,468
M-2	8/16/2005	17,332
M-2	8/17/2005	1,100
M-2	8/18/2005	17,667
M-2	8/19/2005	26,192
M-2	8/22/2005	78,876
M-2	8/23/2005	100,000
M-2	8/24/2005	54,316
M-2	8/25/2005	4,100
M-2	8/25/2005	4,900
M-2	8/26/2005	41,584
M-2	8/29/2005	13,435
M-2	8/30/2005	39,834
M-2	8/31/2005	34,840
M-2	9/1/2005	3,660
M-2	10/12/2005	8,231
M-2	10/13/2005	600

ENTITY	DATE	BUY/SELL
M-2	10/14/2005	81,600
M-2	10/17/2005	62,765
M-2	10/18/2005	77,213
M-2	10/19/2005	2,822
M-2	10/20/2005	154
M-2	11/1/2005	13,665
M-2	11/2/2005	19,100
M-2	11/3/2005	6,278
M-2	11/28/2005	6,820
M-2	11/28/2005	3,526
M-2	11/29/2005	11,353
M-2	11/30/2005	9,522
M-2	12/2/2005	8,697
M-2	12/5/2005	27,743
M-2	12/6/2005	5,003
M-2	12/7/2005	595
M-2	12/8/2005	17,650
M-2	12/9/2005	19,009
M-2	12/12/2005	20,500
M-2	12/13/2005	7,125
M-2	12/14/2005	4,806
M-2	12/15/2005	1,010
M-2	12/16/2005	60
M-2	12/19/2005	1,000
M-2	12/20/2005	1,520
M-2	12/21/2005	66
M-2	12/22/2005	5,443
M-2	12/23/2005	4,620
M-2	12/27/2005	25,817
M-2	12/28/2005	1,226
M-2	12/29/2005	25,000
M-2	12/30/2005	97,051
M-2	1/3/2006	8,300
M-2	1/4/2006	9,262
M-2	1/5/2006	500
M-2	1/9/2006	1,590
M-2	1/9/2006	426
M-2	1/10/2006	10,548
M-2	1/11/2006	1,845
M-2	2/9/2006	20,000
M-2	2/10/2006	520
M-2	2/13/2006	37,635
M-2	2/17/2006	500
M-2	2/21/2006	500
M-2	5/1/2006	325
LIM	5/10/2006	1,506
M-2	5/10/2006	20,000
LIM	5/11/2006	8,494
M-2	5/12/2006	3,497
M-2	5/15/2006	49,113
M-2	5/23/2006	4,496

LEGEND

Trust A-4 (“A4”)	Lloyd I. Miller, III (“Miller”) is the advisor to Trust A-4 (the “Trust”).

Alan Goldman, VP PNC Bank, N.A. 500 PNC Center 201 East Fifth Street Cincinnati, OH 45202	Trust A-4 was created pursuant to a Declaratory Judgment, signed by the Honorable Wayne F. Wilke for the Court of Common Pleas, Probate Division, Hamilton County, Ohio, on October 27, 1992, pursuant to which Trust A was split into four separate trusts. The Trusts were created pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), dated September 20, 1983.

Mr. Miller was named as advisor to PNC Bank, Ohio, N.A. (formerly The Central Trust Company, N.A., Cincinnati Ohio), the trustee named in the Trust Agreement. Such appointment became effective on April 22, 1990, the date of death of Lloyd I. Miller, the grantor of the Trusts.

All of the shares Mr. Miller may be deemed to beneficially own as advisor to the Trust were purchased by funds generated and held by the Trust.

Milfam II, L.P. (“M-2”)	Mr. Miller is the manager of Milfam LLC, an Ohio limited liability company established pursuant to the Operating Agreement of Milfam LLC, dated as of December 10, 1996.

Steve Hendrickson Northern Trust Company 50 South Lasalle Street Chicago, IL 60675	Milfam LLC is the managing general partner of Milfam II, L.P. a Georgia limited partnership established, pursuant to the Partnership Agreement for Milfam II, L.P., dated December 11, 1996.

All of the shares Mr. Miller may be deemed to beneficially own as the manager of the managing general partner of Milfam II, L.P. were purchased with money contributed to Milfam II, L.P. by its partners, or money generated and held by Milfam II, L.P.

Lloyd I. Miller, III (“LIM”)	Mr. Miller is the record owner of 1,506 of the LIM shares and the beneficial holder of all 10,000 LIM shares.

Lloyd I. Miller, III
4550 Gordon Drive
Naples, Florida 34102

Except as shown in the table above, the address for each person or entity is as follows:
Gradison McDonald
580 Walnut Street
Cincinnati, OH 45202

SECURITY OWNERSHIP OF
MR. LLOYD I. MILLER, III

		(3) Amount and
(1) Title of	(2) Name and address	nature of beneficial
class	of beneficial owner	ownership	(4) Percent of class
	Lloyd I. Miller, III
Common Stock	4550 Gordon Drive	1,682,912[1]	8.83%
	Naples, Florida 34102

ANNEX C
COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, based solely upon Pharmos Corporation’s Form 10-K for the fiscal year ended December 31, 2005, filed on March 21, 2006, certain information as to the beneficial ownership of Pharmos common stock as of March 20, 2006. The table sets forth information with respect to the beneficial ownership of
▪	person who was known by the Company to own beneficially more than 5% of any class of the Company’s Common Stock,

▪	each of the Company’s Directors, and

▪	all current Directors and executive officers of the Company as a group.
BENEFICIAL OWNERSHIP TABLE

	Amount of
	Beneficial		Percentage of
Name and Address of Beneficial Ownership	Ownership		Total (1)
Haim Aviv, Ph.D. (2)	437,024		2.3%
c/o Pharmos Ltd, Kiryat Weitzman Rehovot 76326, Israel

David Schlachet (3)	25,187	*	*
Syneron Medical Ltd. Industrial Zone, Tavor Building P.O.B. 550 Yokneam Illit, 20692 Israel

Mony Ben Dor (4)	17,187	*	*
40 Hakukia St Rishon Le Zion 75548, Israel

Georges Anthony Marcel M.D., Ph.D. (3)	14,000	*	*
9 ue de Magdebourg 75116 Paris, France

Elkan R. Gamzu, Ph.D. (5)	20,750	*	*
enERGetics, 199 Wells Avenue, Suite 302 Newton, MA 02459

Lawrence F. Marshall, M.D. (3)	12,875	*	*
University of California, San Diego Regents Court Bldg., Suite 200 4130 LaJolla Village Drive LaJolla, CA 92037-1480

Abraham Sartani. M.D.	—		—
c/o Recordati SpA, Via Civitali, 1 20148 Milano, Italy

C-1

	Amount of
	Beneficial	Percentage of
Name and Address of Beneficial Ownership	Ownership	Total (1)
Alan L. Rubino (3)	40,000	*
c/o Pharmos Corporation 99 Wood Avenue South, Suite 311 Iselin, NJ 08830

James A. Meer (6)	47,750	*
c/o Pharmos Corporation 99 Wood Avenue South, Suite 311 Iselin, NJ 08830

All Directors and Executive Officers as a group	614,773	3.2%
(9 persons)(8)

Lloyd Miller, III (9)	1,508,351	7.9%
4550 Gordon Drive Naples, FL 34102

*	Indicates ownership of less than 1%.

(1)	Based on 19,065,784 shares of Common Stock outstanding, plus each individual’s currently exercisable warrants or options. Assumes that no other individual will exercise any warrants and/or options.

(2)	Consists of 170,423 outstanding shares and 228,626 shares issuable upon exercise of currently exercisable warrants and/or options.

(3)	Consists entirely of shares issuable upon exercise of currently exercisable warrants and/or options.

(4)	Consists of 1,000 outstanding shares and 17,625 shares issuable upon exercise of currently exercisable warrants and/or options.

(5)	Consists of 2,000 outstanding shares and 18,750 shares issuable upon exercise of currently exercisable warrants and/or options.

(6)	Consists of 12,000 outstanding shares and 35,750 shares issuable upon exercise of currently exercisable warrants and/or options

(7)	Consists of 223,398 outstanding shares and 391,375 shares issuable upon exercise of currently exercisable warrants and/or options.

(8)	This information is as of December 31, 2004 based on a Form 13G filed by Lloyd Miller on February 9, 2006.

C-2

PHARMOS CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE COMMITTEE FOR NEW LEADERSHIP,
NOT BY THE BOARD OF DIRECTORS OF PHARMOS CORPORATION
     The undersigned holder of shares of common stock of Pharmos Corporation, a Nevada corporation (the “Company”), hereby appoints the proxies of the Committee for New Leadership (the “Proxies”) as attorneys and proxies, with full powers of substitution, to represent the undersigned and vote on behalf of the undersigned at the Annual Meeting of Shareholders of the Company, to be held at [—] on [—], 2006, and any adjournment or postponement thereof. The undersigned hereby grants the Proxies the authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein. The undersigned hereby acknowledges receipt of the Proxy Statement of the Committee for New Leadership.
This proxy, when properly executed, will cause your shares to be voted as you direct. If you return this proxy, properly executed, without specifying a choice, your shares will be voted
AGAINST Proposal 1 and FOR Proposal 2

PROPOSAL 1 - Issuance of shares in the Merger
Issuance of up to 19,500,000 shares of the Company’s common stock in connection with the proposed acquisition by the Company of Vela Pharmaceuticals, Inc.
THE COMMITTEE RECOMMENDS A VOTE AGAINST PROPOSAL 1

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2 - Election of Directors of the Company
The Nominees of the Committee for New Leadership
To elect LLOYD I. MILLER, III, RAYMOND E. McKEE and GERARD SOULA, as directors.
THE COMMITTEE RECOMMENDS A VOTE FOR ALL COMMITTEE NOMINEES

☐ FOR	☐ WITHHOLD	☐ FOR, EXCEPT

(You may write in the names of up to 2 nominees here)

EXPLANATION OF VOTING PROCEDURES FOR PROPOSAL 2
     To vote to elect Mr. Miller, Dr. McKee and Dr. Soula as directors of the Company, place an “X” next to the word “FOR” in the space provided immediately beneath their names. To withhold authority to vote to elect Mr. Miller, Dr. McKee and Dr. Soula as directors, place an “X” next to the word “WITHHOLD” in the space provided immediately beneath their names. To vote to elect one or two but not all three of the Committee’s Nominees as directors, place an “X” next to the words “FOR, EXCEPT” in the space provided immediately beneath their names and write the name(s) of the specific Nominee(s) for whom you wish to withhold your vote on the line provided thereunder. Your shares will not be voted in favor of any Committee Nominee whose name is written on the line below the words “FOR, EXCEPT.”
PLEASE COMPLETE, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD.

PROPOSAL 3 - Selection of an independent registered public accountant
Ratification of selection of independent registered public accounting firm

☐ FOR	☐ AGAINST	☐ ABSTAIN

EXPLANATION OF VOTING PROCEDURES FOR PROPOSAL 3
     Proposal No 3 is not related to the issuance of shares in connection with the merger or the election of directors. It is included in this proxy to afford shareholders the opportunity to vote for, against, or abstain from voting on the proposal. For more information about Proposal 3, please refer to Item No. 3 in the proxy statement distributed by the Company.
The shares represented by this proxy will be voted as directed by you with respect to Proposal 3.
If no direction is given, this proxy will be voted FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponements thereof, as set forth in the proxy statement provided herewith.
Please sign your name exactly as it appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President and other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

Dated:

Signature

Signature, if held jointly

Title:

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.
If you have any questions or need help voting your shares, please call
The Altman Group, Inc., toll free at (800) 581-4729.